Exhibit 77Q1 - Additional Items

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15, the registrant has included the complete list of foreign sub-custodians below.

Item 15

CUSTODIAN: The Bank of New York Mellon

Country	Subcustodian Name Legacy Mellon	City
Argentina	Citibank, Buenos Aires	Buenos Aires
Australia	National Australia Bank Ltd	Melbourne, Victoria 3000
Austria	UniCredit Bank Austria AG	Vienna, Austria
Bahrain	HSBC Manama	Manama 304 Bahrain
Bangladesh	Standard Chartered Bank, Dhaka	Dhaka 1000, Bangladesh
Belgium	ING Belgium	Brussels, Belgium
Bermuda	Bank of Bermuda, Bermuda	Cote dIvoire
Botswana	Barclays Bank of Botswana Limited, Gaborone	Khama Crescent Gaborone
Brazil	Citibank N.A., Sao Paulo	Sao Paulo
Bulgaria	ING Bank N.V.	Sofia
Canada	CIBC Mellon Trust Company	Cote dloivre
Caymen Islands	The Bank of New York Mellon	London
Channel Islands	The Bank of New York Mellon	London
Chile	Banco Itau, Chile	Las Condes, Santiago
China A	HSBC Bank (China) Company Limited	Shanghai
China B	HSBC Bank (China) Company Limited	Shanghai
Colombia	Cititrust Colombia S.A.,	Santa Fe de Bogota, D.C.
Croatia	Privredna banka Zagreb	10000 Zagreb
Cyprus	EFG Eurobank Ergasias S.A.	Athens
Czech Republic	ING Bank N.V Prague	Prague
Denmark	Danske Bank	Copenhagen
Ecuador	Banco de la Produccion S.A	Quito
Egypt	HSBC	Maadi, Cairo
Estonia	SEB Pank AS (2005)	Tallinn
Euroclear	Euroclear Bank S.A	Brussels
Finland	Skandinaviska Enskilda Banken	Helsinki
France	BNP Paribas Securities Services, Paris (1987)	Paris
Germany	BHF Bank Akfiengesellschaft	63067 Offenbach am Main
Ghana	Barclays Bank of Ghana Limited, Accra	Accra
Greece	EFG Eurobank Ergasias S.A.	Athens
Hong Kong	HSBC, Hong Kong	Kowloon
Hungary	ING Bank Hungary	Budapest
Iceland	Islandsbanki hf.	Reykjavik
India	Deutsche Bank AG Mumbai/ HSBC	Mumbai
Indonesia	HSBC, Jakarta	Jakarta
Ireland	The Bank of New York Mellon, London Branch	Manchester
Israel	Bank Hapoalim B.M.	Tel Aviv 61000, Israel
Italy	Intesa Sanpaolo S.p.A	20152 Milan
Japan	Mizuho Corporate Bank Ltd. (MHCB)	Tokyo
Japan	BTMU, Tokyo (2007) (For CIBC Mellon clients only)	Tokyo
Jordan	HSBC, Amman	Amman
Kazakhstan	HSBC, Kazakhstan	Almaty
Kenya	Barclays Bank of Kenya Limited, Nairobi	Nairobi
Kuwait	HSBC Middle East Ltd	Safat
Latvia	AS SEB banka	Riga
Lebanon	HSBC, Beirut	Beirut
Lithuania	SEB Bankas	Vilnius
Luxembourg	Euroclear Bank S.A	Luxembourg
Malaysia	HSBC Malaysia	Kuala Lumpur
Malta	HSBC Bank Malta	Valletta
Mauritius	HSBC, Port Louis	18 Cybercity, Ebene
Mexico	Banco Nacional de Mexico (BANAMEX)	Mexico City
Morocco	Citibank Maghreb	Casablanca
Namibia	Standard Bank Namibia LTD	Windhoek
The Netherlands	BNY Mellon Asset Servicing B.V	Manchester
New Zealand	National Australia Bank Ltd	Auckland
Niger	Societe Generale de Banques en Cote d'lvoire	Plateau Abidjan
Norway	DnB Nor Bank ASA	Oslo
Oman	HSBC	Sultanate of Oman
Pakistan	Deutsche Bank AG, Karachi	Karachi
Palestinian Autonomous Area	HSBC	Ramallah, West Bank
Peru	Citibank del Peru, Lima	Lima
The Philippines	HSBC, Manila	Makati City
Poland	ING Bank Slaski	Warsaw
Portugal	Banco Comercial Portugues S.A., Lisbon	2744-002 Porto Salvo
Qatar	HSBC Middle East Ltd	Doha
Romania	ING Bank Bucharest	Bucharest
Russia	ZAO Citibank Moscow	Moscow
Saudi Arabia	SABB Securities Limited	Riyadh
Serbia	UniCredit Bank Austria AG	Belgrade
Singapore	The Development Bank of Singapore, Singapore	Singapore
Slovakia	ING Bank N.V.	Bratislava
Slovenia	UniCredit Bank Austria AG	Ljubljana
South Africa	Standard Bank of South Africa	Johannesburg
South Korea	HSBC	Seoul
Spain	Santander Investment Services, S.A.	Madrid
Sri Lanka	HSBC	Colombo
Swaziland	Standard Bank Swaziland Limited	Mbabane
Sweden	Skandinaviska Enskilda Banken, Stockholm	SE-106 40 Stockholm
Switzerland	Union Bank of Switzerland, Zurich	8070 Zurich
Taiwan	Standard Chartered Bank (SCB), Taipei	Taipei
Thailand	HSBC, Bangkok Branch	Bangkok
Tunisia	Banque Internationale Arabe de Tunisie, Tunis	Tunis
Turkey	Deutche Bank A.S	Istanbul
Uganda	Barclays Bank of Uganda, Kampala	Kampala
Ukraine	ING Bank Ukraine	Kyiv
United Arab Emirates	HSBC, Dubai	Dubai
United Kingdom	Deutsche Bank AG	Manchester
United States	The Bank of New York Mellon	New York
Uruguay	Banco Itau Uruguay S.A.	Montevideo
Venezuela	Citibank, N.A., Caracas	Caracas
Vietnam	HSBC	Ho Chi Minh City
Zambia	Barclays Bank of Zambia Limited, Lusaka	Lusaka
Zimbabwe	Barclays Bank of Zimbabwe Limited, Harare	Harare